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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C.     20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  November 15, 1996 (November
                                   1, 1996)



                       AQUILA GAS PIPELINE CORPORATION
                       -------------------------------
           (Exact name of Registrant as specified in its charter)



        DELAWARE                        1-12426                47-0731171
-------------------------------        ----------         ----------------------
(State or other jurisdiction of        Commission            (I.R.S. Employer
incorporation or organization)         File Number        Identification Number)



   100 N.E. LOOP 410, SUITE 1000, SAN ANTONIO, TEXAS             78216-4754
   -------------------------------------------------             ----------
       (Address of principal executive offices)                  (Zip Code)



     Registrant's Telephone Number, including area code: (210) 342-0685


                               Not applicable
          --------------------------------------------------------
            (Former name, former address and former fiscal year,
                        if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On July 1, 1996 and November 1, 1996, the Company (through AQP Holdings L.P., a 98% owned subsidiary) completed the acquisition of 15% and 25%, respectively, of the outstanding capital stock of Oasis Pipe Line Company (Oasis) and related transportation rights from Dow Hydrocarbons and Resources Inc. (DHRI) for a purchase price of $47.1 and $84.0 million, respectively (in each case subject to certain adjustments). The transportation rights related to the 15% and 25% capital stock acquisitions of Oasis currently amount to approximately 120 and 200 million cubic feet per day (MMcf/d), respectively, of firm intrastate transportation between the Waha, Texas hub and the Katy, Texas hub, plus the opportunity to utilize excess capacity on an interruptible basis. The Company primarily funded the acquisitions utilizing its existing revolving credit agreements, as amended.

       In connection with the November 1, 1996 acquisition of 25% of the capital stock of Oasis, AQP Holdings L.P. entered into certain option arrangements with El Paso Natural Gas Company and a subsidiary of Tenneco Energy (Tenneco). The option arrangements provide that, under certain circumstances, AQP Holdings L.P. may be required to sell to a wholly-owned subsidiary of Tenneco one-fifth of the Oasis capital stock acquired by AQP Holdings L.P. on November 1, 1996 (or 5% of all Oasis capital stock), including
one-fifth of the related transportation rights.   If the option is exercised,
the closing of the sale to the subsidiary of Tenneco will be on April 1, 1997. The purchase price would be approximately $16.8 million, subject to certain adjustments.

       The Oasis pipeline system consists of an approximately 600-mile pipeline system and related mainline compression which connects the Waha, Texas hub located in the Permian Basin producing area of West Texas to major marketing pipelines at the Katy, Texas hub near Houston, Texas. Oasis has a nominal one
(1) billion cubic feet per day of throughput capacity to move gas between West Texas and the Katy, Texas hub.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                As of the date of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statement information required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statement information shall be filed by amendment to this Form 8-K, no later than 60 days after date of this report.

         (B)    PRO FORMA FINANCIAL INFORMATION

                As of the date of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K, no later than 60 days after date of this report.

         (C)    EXHIBITS

                Incorporated herein by reference to Index to Exhibits.






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                        AQUILA GAS PIPELINE CORPORATION


                              S I G N A T U R E S




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          AQUILA GAS PIPELINE CORPORATION





                                          /s/  Damon C. Button
                                          ----------------------------------
Date:  November 15, 1996                  By:  Damon C. Button
                                                Vice President, Treasurer
                                                and Chief Financial Officer
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                               INDEX TO EXHIBITS






    Exhibit                              Description
    -------                              -----------
     10.1        Stock Option Agreement dated October 29, 1996 between AQP
                 Holdings L.P. and El Paso Natural Gas Company

     10.2        Amendment No. 2 to  Revolving Credit Agreement dated
                 September 26, 1994 between Aquila Energy Corporation and
                 Aquila Gas Pipeline Corporation

     10.3        Amendment No. 3 to Revolving Credit Agreement dated August
                 1, 1992  between Aquila Southwest Energy Corporation and
                 Aquila Energy Corporation